CREDIT SUISSE FIRST BOSTON                                                                               Exhibit 20        Page 1
                 Key Bank USA, N.A. Automotive Specialty Finance

                                                MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                    October 1, 1999 through October 31, 1999

A. ORIGINAL DEAL PARAMETER INPUTS
---------------------------------

(A) Original Total Portfolio                                                                       $110,004,479.62
(B) Class A Noteholders' Percentage                                                                         67.00%
(C) Original Class A Note Balance                                                                   $73,703,000.00
(D) Class A Note Rate                                                                                        6.20%
(E) Class B Noteholders' Percentage                                                                         17.00%
(F) Original Class B Note Balance                                                                   $18,700,000.00
(G) Class B Note Rate                                                                                        6.40%
(H) Class C Noteholders' Percentage                                                                         10.00%
(I) Original Class C Note Balance                                                                   $11,000,000.00
(J) Class C Note Rate                                                                                        7.00%
(K) Class D Certificateholders' Percentage                                                                   6.00%
(L) Original Class D Certificate Balance                                                             $6,601,479.62
(M) Class D Certificate Rate                                                                                 0.00%
(N) Servicing Fee Rate                                                                                       3.50%
(O) Original Weighted Average Coupon (WAC)                                                                  20.03%
(P) Original Weighted Average Remaining Term (WAM)                                                           54.45 months
(Q) Number of Contracts                                                                                      9,006
(R) Reserve Account ("RA")
    (i)   Maximum Specified Reserve Balance                                                           5,500,223.98
    (ii)  Minimum Specified Reserve Balance                                                           2,200,089.59
    (iii) Initial Deposit                                                                             1,650,067.19

(S) Noteholders' Percentage                                                                                 94.00%

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                                                     Total Trust
------------------------------------------------                                                     -----------

(A) Total Portfolio Outstanding                                                                     $35,696,156.99
(B) Total Portfolio Pool Factor                                                                          0.3244973
(C) Class A Note Balance                                                                            $23,568,435.52
(D) Class A Principal Factor                                                                             0.3197758
(E) Class A Interest Carryover Shortfall                                                                      0.00
(F) Class A Principal Carryover Shortfall                                                                     0.00
(G) Class B Note Balance                                                                             $5,979,807.38
(H) Class B Principal Factor                                                                             0.3197758
(I) Class B Interest Carryover Shortfall                                                                      0.00
(J) Class B Principal Carryover Shortfall                                                                     0.00
(K) Class C Note Balance                                                                             $3,517,533.75
(L) Class C Principal Factor                                                                             0.3197758
(M) Class C Interest Carryover Shortfall                                                                      0.00
(N) Class C Principal Carryover Shortfall                                                                     0.00
(O) Class D Certificate Balance                                                                      $2,630,380.33
(P) Reserve Account Balance                                                                           3,935,549.18
(Q) Payahead Account Balance                                                                            127,596.01
(R) Aggregate Subordinated Servicing Fees to Date                                                             0.00
(S) Current Servicing Fees Accrued but Unpaid (after first Nine Months)                                       0.00
(T) Cumulative Net Losses for All Prior Periods                                                      15,019,967.08
(U) Weighted Average Coupon of Remaining Portfolio (WAC)                                                    19.78%
(V) Weighted Average Remaining Term of Remaining Portfolio (WAM)                                             30.75 months
(W) Number of Contracts                                                                                      4,491

C. INPUTS FROM THE MAINFRAME
----------------------------

(A) Precomputed Contracts
    (i)   Principal Payments Received                                                                $1,582,439.27
    (ii)  Interest Payments Received                                                                    558,395.07
    (iii) Repurchased Loan Principal                                                                          0.00
    (iv)  Repurchased Loan Interest                                                                           0.00
(B) Partial Prepayments - Amount Added to Payahead Account                                                    0.00
(C) Amount Applied From Payahead Account                                                                  3,801.30
(D) Weighted Average Coupon of Remaining Portfolio (WAC)                                                    19.77%
(E) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                                         29.84 months
(F) Remaining Number of Contracts                                                                            4,332
(G) Delinquent Contracts
                                                                             Contracts                      Amount
                                                                             ---------                      ------

    (i)   30-59 Days Delinquent                                               121         2.79%        $984,809.00    2.94%
    (ii)  60-89 Days Delinquent                                                 0         0.00%               0.00    0.00%
    (iii) 90 Days or More Delinquent                                            0         0.00%               0.00    0.00%

D. INPUTS DERIVED FROM OTHER SOURCES
------------------------------------

(A) Aggregate Net Losses for Collection Period                                                         $289,751.09
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                                            $590,075.96
    (ii)  Net Liquidation Proceeds Received During the Collection Period                                186,495.89
    (iii) Recoveries on Previously Liquidated Contracts                                                 113,828.98
(C) Number of Financed Vehicles Repossessed but not yet Charged off                                             63


I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing Agreement dated September 1, 1997, and is correct, to the best of my knowledge.


/s/ Thomas R. Blend                         Vice-President                                          11/10/99
----------------------------------------------------------                                          -----------
Signature                                      Title                                                Date


CREDIT SUISSE FIRST BOSTON                                                                      Exhibit 20             Page 2
                                Key Bank USA, N.A. Automotive Specialty Finance

            MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                                    October 1, 1999 through October 31, 1999
I. COLLECTIONS
--------------

(A) Principal Payments Received (C(A)i)                                                            $1,582,439.27
(B) Interest Payments Received (C(A)ii)                                                               558,395.07
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                                          300,324.87
(D) Principal on Repurchased Contracts (C(A)iii)                                                            0.00
(E) Interest on Repurchased Contracts (C(A)iv)                                                              0.00
                                                                                                -----------------

(F) Total Collections (A+B+C+D+E)                                                                  $2,441,159.21

                                                                                                -----------------

(G) Total Available Amount (F)                                                                     $2,441,159.21

II. DISTRIBUTIONS
-----------------

(A) Principal Payments Received (C(A)i)                                                            $1,582,439.27
(B) Principal on Repurchased Contracts (C(A)iii)                                                            0.00
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                                         590,075.96
                                                                                                -----------------
(D) Principal Distribution Amount (A+B+C)                                                          $2,172,515.23


(E) Current Servicing Fee Due                                                                        $104,113.79
(F) Accrued and Unpaid Servicing Fees for Prior Collection Periods (B(S))                                   0.00
                                                                                                -----------------
(G) Total Servicing Fees Payable                                                                      104,113.79
(H) Servicing Fees Paid from Collection Account                                                       104,113.79
(I) Reserve Account Draw for Servicing Fees Payable                                                         0.00
(J) Servicing Fee Shortfall                                                                                 0.00
(K) Current Subordinated Servicing Fee                                                                      0.00
(L) Aggregate Subordinated Servicing Fees Before (P)                                                        0.00

(M) Class A Distributable Amount
    (i)   Class A Monthly Interest Distributable Amount                                              $121,770.25
    (ii)   Class A Interest Distributable Amount                                                      121,770.25
    (iii)   Class A Monthly Principal Distributable Amount                                          1,455,602.22
    (iv)   Class A Principal Distributable Amount                                                   1,455,602.22
                                                                                                -----------------

    (v) Total Distributable Amount (i+ii)                                                          $1,577,372.47
    (vi) Class A Interest Paid from Collection Account                                                121,770.25
    (vii) Reserve Account Draw for Class A Interest Payable                                                $0.00
    (viii) Class A Interest Carryover Shortfall                                                            $0.00
    (ix) Class A Principal Paid from Collection Account                                             1,455,602.22
    (x) Reserve Account Draw for Class A Principal Payable                                                  0.00
    (xi) Class A Principal Carryover Shortfall                                                              0.00

(N) Class B Distributable Amount
    (i)   Class B Monthly Interest Distributable Amount                                               $31,892.31
    (ii)   Class B Interest Distributable Amount                                                       31,892.31
    (iii)   Class B Monthly Principal Distributable Amount                                            369,316.87
    (iv)   Class B Principal Distributable Amount                                                     369,316.87
                                                                                                -----------------

    (v) Total Distributable Amount (i+ii)                                                            $401,209.18
    (vi) Class B Interest Paid from Collection Account                                                 31,892.31
    (vii) Reserve Account Draw for Class B Interest Payable                                                $0.00
    (viii) Class B Interest Carryover Shortfall                                                            $0.00
    (ix) Class B Principal Paid from Collection Account                                               369,316.87
    (x) Reserve Account Draw for Class B Principal Payable                                                  0.00
    (xi) Class B Principal Carryover Shortfall                                                              0.00

(O) Class C Distributable Amount
    (i)   Class C Monthly Interest Distributable Amount                                               $20,518.95
    (ii)   Class C Interest Distributable Amount                                                       20,518.95
    (iii)   Class C Monthly Principal Distributable Amount                                            217,245.22
    (iv)   Class C Principal Distributable Amount                                                     217,245.22
                                                                                                -----------------

    (v) Total Distributable Amount (i+ii)                                                            $237,764.17
    (vi) Class C Interest Paid from Collection Account                                                 20,518.95
    (vii) Reserve Account Draw for Class C Interest Payable                                                $0.00
    (viii) Class C Interest Carryover Shortfall                                                            $0.00
    (ix) Class C Principal Paid from Collection Account                                               217,245.22
    (x) Reserve Account Draw for Class C Principal Payable                                                  0.00
    (xi) Class C Principal Carryover Shortfall                                                              0.00

(P) Payment of Subordinated Servicing Fees
    (i) Aggregate Subordinated Servicing Fees from Current and Prior Periods
        (II(L))                                                                                            $0.00
    (ii) Subordinated Servicing Fees Paid from Collection Account and/or Released
         from Reserve Account                                                                               0.00
    (iii) Aggregate Subordinated Servicing Fees to Date (i-ii)                                             $0.00

(Q) Certificateholders' Distributable Amount
    (i)  Certificateholders' Distributable Amount                                                    $130,350.91
    (ii)  Certificateholders' Distributable Amount Paid from Collection Account                       130,350.91



CREDIT SUISSE FIRST BOSTON                                                                     Exhibit 20      Page 3
                                  Key Bank USA, N.A. Automotive Specialty Finance

            MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                                      October 1, 1999 through October 31, 1999

III. PAYAHEAD ACCOUNT INFORMATION
---------------------------------

(A) Beginning Period Balance (B(Q))                                                                      $127,596.01
(B) Amounts Applied to Payahead Account (C(B))                                                                  0.00
(C) Amounts Withdrawn from Payahead Account (C(C))                                                          3,801.30
                                                                                                    -----------------
(D) Ending Period Balance                                                                                $123,794.71

IV. POOL BALANCES AND PORTFOLIO INFORMATION
-------------------------------------------
                                                                            Begin. of Period         End of Period
                                                                            ----------------         -------------
(A) Balances and Principal Factors
    (i)    Total Pool Balance                                               $35,696,156.99            $33,523,641.76
    (ii)   Total Pool Factor                                                     0.3244973                 0.3047480
    (iii)  Receivables Balance                                               35,696,156.99             33,523,641.76
    (iv)   Prefunding Account Balance                                                 0.00                      0.00
    (v)    Class A Note Balance                                             $23,568,435.52            $22,112,833.30
    (vi)   Class A Principal Factor                                              0.3197758                 0.3000262
    (vii)  Class B Note Balance                                              $5,979,807.38             $5,610,490.51
    (viii) Class B Principal Factor                                              0.3197758                 0.3000262
    (ix)   Class C Note Balance                                              $3,517,533.75             $3,300,288.53
    (viii) Class C Principal Factor                                              0.3197758                 0.3000262
    (ix)   Class D Certificate Balance                                       $2,630,380.33             $2,500,029.42

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                                             19.78%                    19.77%
    (ii)  Weighted Average Remaining Maturity (WAM)                                  30.75 months              29.84 months
    (iii) Remaining Number of Contracts                                              4,491                     4,332



V. RECONCILIATION OF RESERVE ACCOUNT ("RA")
-------------------------------------------


(A) Beginning RA Balance (B(H))                                                                        $3,935,549.18

(B) Draw for Servicing Fee (II(I))                                                                              0.00
(C) Draw for Class A Interest Distributable Amount (II(M(vii)))                                                 0.00
(D) Draw for Class B Interest Distributable Amount (II(N(vii)))                                                 0.00
(E) Draw for Class C Interest Distributable Amount (II(O(vii)))                                                 0.00
(F) Draw for Class A Principal Distributable Amount (II(M(iv)))                                                 0.00
(G) Draw for Class B Principal Distributable Amount (II(N(x)))                                                  0.00
(H) Draw for Class C Principal Distributable Amount (II(O(x)))                                                  0.00

(I) Overcollateralization Amount                                                                      $11,410,808.46
(J) Maximum Specified Reserve Balance                                                                   3,674,830.33
(K) Specified Reserve Account Balance                                                                   3,674,830.33

(L) Amount Available for Deposit to the RA                                                                120,699.59
                                                                                                    -----------------

(M) RA Balance Prior to Release                                                                        $4,056,248.77
(N) Specified Reserve Account Balance                                                                   3,674,830.33
(O) Reserve Account Release                                                                               381,418.44

(P) Ending Reserve Account Balance                                                                     $3,674,830.33


VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
---------------------------------------------


(A) Aggregate Net Losses for Collection Period (VII(B)i-ii-iii)                                          $289,751.09
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                                      $590,075.96
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(E)ii)                         186,495.89
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                                         113,828.98
(C) Cumulative Net Losses for all Periods (VI(A)+B(T))                                                 15,309,718.17

(D) Delinquent and Repossessed Contracts
                                                                                   Contracts                   Amount
                                                                                   ---------                   ------

    (i)   30-59 Days Delinquent (C(G)i)                                                121    2.79%      $984,809.00        2.94%
    (ii)  60-89 Days Delinquent (C(G)ii)                                                 0    0.00%             0.00        0.00%
    (iii) 90 Days or More Delinquent (C(G)iii)                                           0    0.00%             0.00        0.00%

    (iv)  Financed Vehicles Repossessed but not yet Charged off
                 and Contracts Delinquent over 60 days(D(E))                            63    1.45%       490,692.35        1.46%




CREDIT SUISSE FIRST BOSTON                                                                              Exhibit 20       Page 4
                                     Key Bank USA, N.A. Automotive Specialty Finance

                                            MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                                        October 1, 1999 through October 31, 1999


           VII. TESTS FOR INCREASE IN RESERVE ACCOUNT BALANCE
           --------------------------------------------------


           (A) Ratio of Net Losses to the Pool Balance as of Each Collection
               Period.
               (i)   Second Preceeding Collection Period                                                            7.04%
               (ii)  Preceeding Collection Period                                                                   9.10%
               (iii) Current Collection Period                                                                      9.74%
               (iv)  Three Month Average (Avg(i,ii,iii))                                                            8.63%

           (B)    Ratio of Balance of Contracts Delinquent 60 Days or More and
                  Balance of Financed Vehicles Repossessed but not Charged off
                  to the Outstanding Pool Balance as of Each Collection Period.
               (i)   Second Preceeding Collection Period                                                            1.61%
               (ii)  Preceeding Collection Period                                                                   1.57%
               (iii) Current Collection Period                                                                      1.46%
               (iv)  Three Month Average (Avg(i,ii,iii))                                                            1.55%

           (C) Cumulative Net Loss Ratio                                                                           13.92%

           (D) Loss and Delinquency Trigger Indicator                                                   Trigger Was Not Hit


           VIII. RECONCILIATION OF COLLECTION ACCOUNT
           ------------------------------------------


           (A) Collection Account Beginning Balance (I(H))                                                   2,441,159.21
           (B) Servicing Fee Paid (II(H))                                                                      104,113.79
           (C) Class A Interest Paid (II(M(vi)))                                                               121,770.25
           (D) Class B Interest Paid (II(N(vi)))                                                                31,892.31
           (E) Class C Interest Paid (II(O(vi)))                                                                20,518.95
           (F) Class A Principal Paid (II(M(ix)))                                                            1,455,602.22
           (G) Class B Principal Paid (II(N(ix)))                                                              369,316.87
           (H) Class C Principal Paid (II(O(ix)))                                                              217,245.22
           (I) Reserve Account Deposit                                                                               0.00
           (J) Previously Subordinated Servicing Fees Paid (II(P(ii)))                                               0.00
           (K) Certificateholders' Distributable Amount Paid (II(Q(ii)))                                       130,350.91
           (L) Releases to Seller                                                                              251,067.53




                                                        AFG Receivables Trust 1997-B                          Exhibit 20 Page 5
                                     Monthly Statement to Noteholders and Certificateholders
                                                   Servicer: Key Bank USA, N.A.
                                              Sub Servicer: AutoFinance Group, Inc.
                                             Indenture Trustee: Bankers Trust Company
                                           Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:October 1, 1999 through October 31, 1999
Distribution Date:11/15/99
Month:            26

Statement for Class A, Class B and Class C Noteholders and Certificateholders
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                                Per $1,000 of Outstanding
                                                                                                            Class A/Class B/Class C
                                                                                                              Certificate Amount
                                                                                                            -----------------------
(i)  Principal Distribution
          Class A Note  Amount                                                                 1,455,602.22       61.7606638
          Class B Note  Amount                                                                   369,316.87       61.7606639
          Class C Note  Amount                                                                   217,245.22       61.7606640
          Certificates  Amount                                                                   130,350.91       49.5559187


(ii)  Interest Distribution
          Class A Note  Amount                                                                   121,770.25       5.1666667
          Class B Note  Amount                                                                    31,892.31       5.3333340
          Class C Note  Amount                                                                    20,518.95       5.8333342



(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period)              33,523,641.76


(iv)   Class A Notes Balance (end of Collection Period)                                       22,112,833.30
        Class A Pool Factor (end of Collection Period)                                            0.3000262
        Class B Notes Balance (end of Collection Period)                                       5,610,490.51
        Class B Pool Factor (end of Collection Period)                                            0.3000262
        Class C Notes Balance (end of Collection Period)                                       3,300,288.53
        Class C Pool Factor (end of Collection Period)                                            0.3000262
        Certificates Balance (end of Collection Period)                                        2,500,029.42



(v)  Basic Servicing Fee                                                                         104,113.79       2.9166667


(vi)   Aggregate Net Losses                                                                      289,751.09


(vii)   Reserve Account Balance after Giving Effect to Payments
                Made on Distribution Date                                                      3,674,830.33
        Specified Reserve Account Balance after Giving Effect to Payments
               Made on Distribution Date                                                       3,674,830.33
        Draws on Reserve Account                                                                       0.00
        Amount Available for Deposits to Reserve Account                                         120,699.59


(viii)  Class A Notes Interest Carryover Shortfall                                                     0.00       0.0000000
         Class B Notes Interest Carryover Shortfall                                                    0.00       0.0000000
         Class C Notes Interest Carryover Shortfall                                                    0.00       0.0000000
         Class A Notes Principal Carryover Shortfall                                                   0.00       0.0000000
         Class B Notes Principal Carryover Shortfall                                                   0.00       0.0000000
         Class C Notes Principal Carryover Shortfall                                                   0.00       0.0000000


(ix)  Aggregate Purchase Amount of Receivables Repurchased by the Seller
        or purchased by Servicer                                                                       0.00


(x)  Delinquent Contracts
                                                                                            Number                 Balance
                                                                                   ------------------------------------------------
           30-59 Days                                                                                   121             984,809.00
           60-89 Days                                                                                     0                   0.00
           90 Days or More                                                                                0                   0.00



